Exhibit 4

Viela Bio, Inc.

Lock-Up Agreement

May     , 2020

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Cowen and Company, LLC

As representatives of the several Underwriters

named in Schedule I of the

Underwriting Agreement

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY  10282-2198

c/o Cowen and Company, LLC

599 Lexington Avenue, 27th Floor

New York, NY 10022

Re:  Viela Bio, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Viela Bio, Inc., a Delaware corporation (the “Company”), the undersigned and certain other shareholders of the Company, providing for a public offering (the “Public Offering”) of shares (the “Shares”) of the common stock, $0.001 par value per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement  and continuing to and including the date that is 45 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Shares”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the Undersigned’s Shares, whether any such transaction or arrangement (or instrument provided for thereunder) described in clause (i) or (ii) above would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above.  The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period, except for those Shares that will be offered for sale pursuant to the Underwriting Agreement.  In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not make any demand for or exercise any right with respect to the registration of the Undersigned’s Shares or publicly disclose the intention to make any such demand or exercise any such right, in each case other than pursuant to the Notice of Partial Exercise delivered by the undersigned dated May 18, 2020.  For the avoidance of doubt, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

Notwithstanding the foregoing, the undersigned may transfer or otherwise dispose of the Undersigned’s Shares:

(i)            as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii)           to any trust for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned; provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; and provided further that any filing under Section 16 of the Exchange Act reporting a reduction in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or shall be made voluntarily in connection with such transfer;

(iii)          in connection with the sale of the Undersigned’s Shares acquired in the Public Offering if the undersigned is not an officer or director of the Company, or acquired in open market transactions after the completion of the Public Offering;

(iv)          if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, or (B) as part of a distribution, transfer or disposition without consideration by the undersigned to its shareholders, partners, members, beneficiaries or other equity holders; provided that in the case of any transfer or disposition contemplated by clauses (A) or (B) above, the transferee agrees to be bound in writing by the restrictions set forth herein and there shall be no further transfer of such securities except in accordance with this Lock-Up Agreement;

(v)           to the Company in connection with the exercise or settlement of options, warrants or other rights to acquire shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in accordance with their terms (including the vesting or settlement of restricted stock units and including, in each case, by way of net exercise and/or to cover withholding tax obligations in connection with such exercise, vesting or settlement) pursuant to an employee benefit plan, option, warrant or other right disclosed in the final prospectus for the Public Offering; provided that any such shares issued upon exercise of such option, warrant, restricted stock unit or other right shall be subject to the restrictions set forth herein; and provided further that any filing under Section 16 of the Exchange Act reporting a reduction in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or shall be made voluntarily in connection with such transfer;

(vi)          by will or intestacy, provided that the legatee, heir or other transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein;

(vii)         to any immediate family member, provided that such family member agrees to be bound in writing by the restrictions set forth herein;

(viii)        pursuant to a court order or a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union; provided that such transferee agrees to be bound in writing by the restrictions set forth herein; and provided further that any required filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

(ix)          to the Company pursuant to agreements under which the Company has (A) the option to repurchase such shares or (B) a right of first refusal with respect to transfers of such shares upon termination of service of the undersigned; provided that in the case of any transfer or disposition contemplated by clause (A), any required filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in clause (A) and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

(x)           pursuant to the Underwriting Agreement; and

(xi)          with the prior written consent of each of the Representatives on behalf of the Underwriters.

Notwithstanding anything to the contrary, in the case of clauses (i), (iii), (iv), (vi) and (ix)(B) above, no filing under the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the undersigned reporting a reduction in beneficial ownership shall be required or voluntarily made during the Lock-up Period (other than a filing under Section 13 of the Exchange Act that is required to be filed during the Lock-Up Period), and in the case of clauses (ii), (iv), (vi) and (vii), any such transfer shall not involve a disposition for value.

Further, this Lock-Up Agreement shall not restrict any sale, disposal or transfer of the Undersigned’s Shares to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control (as defined below) of the Company occurring after the settlement of the Public Offering, that, in each case, has been approved by the board of directors of the Company; provided that all of the Undersigned’s Shares subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided further that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Shares subject to this Lock-Up Agreement shall remain subject to the restrictions on transfer set forth herein. For the purposes of this paragraph, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 75% of the total voting power of the voting share capital of the Company.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Additionally, nothing in this Lock-Up Agreement shall prevent the undersigned from establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Undersigned’s Shares; provided that such plan does not provide for any transfers of Common Stock during the Lock-Up Period and no filing under the Exchange Act nor any other public filing or disclosure of such trading plan shall be required or shall be made voluntarily during the Lock-Up Period.

In the event that (i) the Representatives release, in full or in part, any director of the Company or any officer or shareholder of the Company who is party to a lock-up agreement similar to this agreement that contains a paragraph similar to this paragraph (each such officer, director or other shareholder, a “Triggering Shareholder”) from the restrictions of any lock-up agreement similar to this agreement signed by such Triggering Shareholder for the benefit of any Underwriter in connection with the Public Offering and (ii) such release or series of releases cumulatively relates to more than 100,000 shares of Common Stock (as adjusted for any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event) held by the Triggering Shareholder ((i) and (ii) together, a “Triggering Release”), then the undersigned shall be automatically released from this agreement to the same extent, with respect to the same percentage of Company securities of the undersigned as the percentage of Company securities being released in the Triggering Release represent with respect to the Company securities held by the Triggering Shareholder (calculated as a percentage of the total outstanding shares of Common Stock held by the Triggering Shareholder) at the time of the request of the Triggering Release. In the event of a Triggering Release, the Company shall use commercially reasonable efforts to notify the undersigned within three (3) business days of the occurrence of such Triggering Release. Notwithstanding the foregoing, (i) the provisions of this paragraph will not apply if the release or waiver is effected (A) solely to permit a transfer not involving a disposition for value and if the transferee agrees in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of transfer or (B) due to circumstances of a bona fide emergency or hardship, as determined by the Representatives in their sole judgment, and (ii) if the release or waiver is in connection with any primary and/or secondary underwritten public offering of Shares (an “Underwritten Sale”), then such waiver or release shall only apply with respect to, and to the extent of, the undersigned’s participation in such Underwritten Sale.

The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.  This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Company advising the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters, (iii) the Registration Statement is withdrawn, or (iv) May 31, 2020, in the event the Underwriting Agreement shall not have been executed on or before such date.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

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